Exhibit 10.02.1

EXECUTION VERSION

WAIVER AND AMENDMENT, dated as of March 26, 2018, among GRAÑA Y MONTERO S.A.A., as borrower (the “Borrower”) under the Loan Agreement, dated as of June 27, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, the lenders party thereto (the “Lenders”) and NATIXIS, NEW YORK BRANCH, as administrative agent under the Loan Agreement (in such capacity, the “Administrative Agent”); the Required Lenders; and the Administrative Agent (this “Agreement”).

WHEREAS, on July 14, 2015 GyM S.A. (“GyM”), a Subsidiary of the Borrower, entered into a medium-term loan agreement (the “Scotia Loan Agreement”) with Scotiabank Perú S.A.A. (“Scotia Peru”), pursuant to which Scotia Peru agreed to provide loans to GyM in up to $40,000,000 (forty million Dollars) and Soles 117,580,000 (one hundred seventeen million five hundred eighty thousand Soles). The Scotia Loan Agreement is secured, among others, by a first priority security interest over shares of Stracon GyM S.A. (“Stracon”) held by GyM and contributed to a trust for the benefit of Scotia Peru and the Local Facility Lenders (the “Stracon Shares”);

WHEREAS, on July 31, 2017, GyM, as borrower and Banco de Crédito del Perú, Banco Internacional del Perú S.A.A., Citibank del Perú S.A., Citibank N.A., Scotiabank Perú S.A.A. and BBVA Banco Continental, as lenders, entered into the Local Facility. The Local Facility is secured, among others, by a second priority security interest over the Stracon Shares;

WHEREAS, in connection with a payment default and the subsequent extension of the payment schedules under the Scotia Loan Agreement and the Local Facility, the Borrower has requested that the Lenders consent to the sale of the Stracon Shares in favor of Stracon S.A.C. or another entity controlled by Stephen Dixon (the “Stracon Sale”) and the application of the proceeds thereof toward the payment in full of the Outstanding Scotiabank Peru Loans (as defined below) and the partial mandatory prepayment of the Local Facility in an amount equal to the excess Net Cash Proceeds of the Stracon Sale over the Outstanding Scotiabank Peru Loans;

WHEREAS, GyM furnished to the Administrative Agent its unaudited financial statements for the second, third and fourth fiscal quarters of the fiscal year of the Borrower ending on December 31, 2017 in accordance with Section 5.01(a) of the Loan Agreement, but did not deliver the certificate referenced in Section 5.01(g) of the Loan Agreement simultaneously with the delivery of such financial statements;

WHEREAS, the Borrower has also requested certain other waivers, consents and amendments further detailed below;

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS, RULES OF CONSTRUCTION AND CONDITIONS PRECEDENT

Section 1.1. Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined, and the rules of interpretation set forth in Section 1.03 of the Loan Agreement shall apply mutatis mutandis to this Agreement.

Section 1.2. Conditions Precedent. The waivers, consents and amendments contemplated in Article II of this Agreement shall become effective (the “Effective Date”) when the following conditions are met (the “Conditions Precedent”):

(a) the Administrative Agent shall have received counterparts of this Agreement, duly executed by the Borrower and the Required Lenders;

(b) the Administrative Agent shall have received a copy of the duly executed waiver among the Borrower and the CS Parties, pursuant to which the CS Parties waive any default or event of default existing and continuing as of the date of such waiver under the CS Facility;

(c) the Administrative Agent shall have received a copy of the duly executed waiver among the Borrower and the Local Facility Lenders, pursuant to which the Local Facility Lenders waive any default or event of default existing and continuing as of the date of such waiver under the Local Facility;

(d) the Administrative Agent shall have received a copy of the share purchase agreement for the Stracon Sale entered into between GyM and Stracon S.A.C. or another entity controlled by Stephen Dixon, duly certified by the Borrower to be a true, correct and complete copy, and providing for a purchase price in an amount equal to or greater than $74,820,000, subject to customary adjustments at closing, but in any event no less than $43,000,000; and

(e) the Administrative Agent shall have received a certificate of a legal representative of the Borrower certifying: (i) that the representations and warranties made by the Borrower under this Agreement are true and correct, (ii) the absence of any proceedings for the dissolution or liquidation of the Borrower; (iii) the Borrower is Solvent; and (iv) after the partial mandatory prepayment of the Local Facility contemplated in this Agreement, the amount available to be drawn by GyM thereunder will allow GyM to continue carrying on its business as it is now being conducted.

Section 1.3. Information with respect to Indebtedness. The Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent a certificate from a Responsible Officer of the Borrower substantially in the form attached hereto as Exhibit A with respect to: (i) all Indebtedness of the Borrower with an aggregate outstanding principal amount of at least $10,000,000 (or its equivalent in any other currency) or (ii) all Indebtedness of the Subsidiaries of the Borrower with an aggregate outstanding principal amount of at least $20,000,000 (or its equivalent in any other currency), as of the date of such certificate.

ARTICLE II

WAIVER, CONSENTS AND AMENDMENTS

Section 2.1. Waivers. Effective as of the Effective Date, the Required Lenders hereby waive the following Events of Default (the “Existing Events of Default”):

(a) the Event of Default under Section 7.01(c) of the Loan Agreement resulting from the breach by the Borrower of the covenant set forth in Section 6.01 of the Loan Agreement in connection with the subordination of the Indebtedness of the Borrower set forth in paragraph 7 of clause (b) of Schedule 1.01-C of the Loan Agreement in accordance with clause (b) of the definition of “Permitted Indebtedness”;

(b) the Event of Default under Section 7.01(c) of the Loan Agreement resulting from the breach by the Borrower of the covenant set forth in Section 6.02 of the Loan Agreement in connection with the creation and registration of Liens in favor of GMD, over certain units of the building identified in item (i) of the definition of “Corporate Buildings”, arising from the lease agreement entered into between the Borrower and GMD dated June 6, 2017 (as described in Entry D00005 of Electronic Record N° 41776862 of the Registro de Propiedad Inmueble de Lima);

(c) the Event of Default under Section 7.01(c) of the Loan Agreement resulting from the breach by the Borrower of the covenant set forth in Section 6.09 of the Loan Agreement in connection with the capital contribution made by the Borrower to CAM Peru with the proceeds of distributions received by the Borrower from CAM Holding S.p.A.;

(d) the Event of Default under Section 7.01(d) of the Loan Agreement resulting from a payment default under the Local Facility and the Scotia Loan Agreement, which Event of Default is outstanding due to the wording of the Loan Agreement despite the fact that the Local Facility Lenders and Scotia Peru have granted an extension of the payment schedules thereunder;

(e) the Event of Default under Section 7.01(e) of the Loan Agreement resulting from the breach by the Borrower of the covenant set forth in Section 5.01(b) of the Loan Agreement, in connection with the delivery of its audited financial statements for the fiscal years of the Borrower ending on December 31, 2016 and December 31, 2017; provided that the Borrower shall deliver such financial statements on or before April 30, 2018;

(f) the Event of Default under Section 7.01(e) of the Loan Agreement resulting from the breach by the Borrower of the covenant set forth in Section 5.01(g) of the Loan Agreement, in connection with the delivery of the certificate referenced in Section 5.01(g) together with the quarterly and annual financial statements of the Borrower; provided that the Borrower shall deliver such certificates referenced in Section 5.01(g) (as such section is amended in this Agreement) together with the financial statements for the fiscal year of the Borrower ending on December 31, 2017 on or before April 30, 2018; and

(g) the Event of Default under Section 7.01(o) of the Loan Agreement resulting from the occurrence of any “Event of Default” under the CS Facility as a result of the Borrower’s late delivery of its audited financial statements for the fiscal year of the Borrower ending on December 31, 2016 and the non-compliance of GyM’s obligations under the Local Facility as described in clause (d) above.

Section 2.2. Consents. Effective as of the Effective Date, and subject to the Stracon Sale being consummated within 30 (thirty) days of the date hereof and on the terms set forth in the share purchase agreement delivered to the Administrative Agent pursuant to Section 1.2(d), the Required Lenders hereby consent, notwithstanding the terms of Sections 6.03 and 6.10 of the Credit Agreement, to the Stracon Sale and the use of the Net Cash Proceeds from the Stracon Sale as follows: (i) first, the repayment in full of the Outstanding Scotiabank Peru Loan; and (ii) second, with the remaining Net Cash Proceeds, the partial mandatory prepayment of the Local Facility (as provided therein) in an amount equal to the excess of the Net Cash Proceeds of the Stracon Sale over the Outstanding Scotiabank Peru Loans.

Section 2.3. Amendments. Effective as of the Effective Date, the Borrower and the Required Lenders agree to amend the following sections of the Loan Agreement:

(a) The definition of “Local Facility Lenders” set forth in Section 1.01 of the Loan Agreement is hereby amended and restated and shall read as follows:

“Local Facility Lenders” means Banco de Crédito del Perú, Banco Internacional del Perú S.A.A., Citibank del Perú S.A., Citibank, N.A., Scotiabank Perú S.A.A. and BBVA Banco Continental, or any of their affiliates who are lenders under the Local Facility, and any other financial institutions from time to time party to the Local Facility as lenders.”

(b) Section 1.01 of the Loan Agreement by inserting the following new definitions in the appropriate alphabetical order:

“Scotiabank Perú” means Scotiabank Peru S.A.A.”

“Scotiabank Facility” means the medium-term loan agreement entered into between GyM and Scotiabank Perú on July 14, 2015.”

“Stracon” means Stracon GyM S.A.”

“Stracon Sale” means the sale of all the Stracon Shares in favor of Stracon S.A.C. or another entity controlled by Stephen Dixon.”

“Stracon Shares” means the shares of Stracon held by GyM and contributed to a trust for the benefit of Scotia Perú and the Local Facility Lenders.”

(c) Clause (g) of Section 5.01 is amended and restated in its entirety to read as follows:

“(g) Simultaneously with the delivery of each set of financial statements referred to in Section 5.01(a) and Section 5.01(b) above, a certificate signed by a Responsible Officer of the Borrower certifying: (i) the compliance by the Borrower and, provided it remains as a Subsidiary of the Borrower, by CAM

Chile with Section 6.13 and setting forth in reasonable detail the calculations required to establish the compliance with Section 6.13 and (ii) whether any Default or Event of Default exists on the date of such certificate and, if any such Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.”

(d) Article V of the Loan Agreement by inserting the following new Section 5.13, Section 5.14 and 5.15:

“SECTION 5.13 Certain Consents. The Borrower shall provide the Administrative Agent with evidence, in form and substance satisfactory to the Lenders, of the consents granted by the bondholders of the bonds specified in the second additional clause (Segunda Clausula Adicional) of the Proceeds Trust Agreement: (a) in the case of the bondholders of NORVIAL (as defined therein), no later than July 31, 2018; and (b) in the case of the bondholders of GyM FERROVIAS (as defined therein), no later than September 30, 2018.”

“SECTION 5.14 Sale of Stracon. No later than 5 (five) Business Days from the consummation of the Stracon Sale, the Borrower shall deliver to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent: (i) a letter from Scotiabank Perú evidencing the repayment in full of the loans outstanding under the Scotiabank Facility; (ii) a letter from the Local Facility Lenders, or the administrative agent of the Local Facility, confirming the partial mandatory prepayment of the principal outstanding under the Local Facility in an amount equal to the excess of the Net Cash Proceeds of the Stracon Sale over the amount of the loans outstanding under the Scotiabank Facility; and (iii) evidence of payment by the Borrower of all reasonable and documented costs and expenses (including, without limitation, reasonable and documented legal fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Agreement, invoiced at least one day before the date of the Stracon Sale.”

(e) Section 7.01 of the Loan Agreement by (i) deleting the word “or” at the end of paragraph (w), (ii) adding the word “or” at the end of paragraph (x) and (iii) inserting the following new paragraph (y):

“(y) within 5 (five) Business Days from the consummation of the sale of Stracon, the Net Cash Proceeds from the sale of Stracon shall not have been applied toward: (i) the repayment in full of the outstanding loans under the Scotiabank Facility; and (ii) the partial mandatory prepayment of the Local Facility in an amount equal to the excess of the Net Cash Proceeds of the sale of Stracon over the amount of the loans outstanding under the Scotiabank Facility;”

ARTICLE III

REPRESENTATIONS AND WARRANTIES

As of the date hereof and, except in the case of Section 3.6 below, as of the Effective Date, the Obligors represent and warrant to the Administrative Agent and the Lenders that:

Section 3.1. Authorization, Enforceability. The execution, delivery and performance by the Obligors of this Agreement is within each of the Obligors’ corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Obligors and constitutes a legal, valid and binding obligation of the Obligors, enforceable against each of the Obligors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability (regardless of whether enforcement thereof is sought in a proceeding at law or in equity).

Section 3.2. No Conflict. This Agreement, the performance thereof and the continuing obligations of the Obligors under or in connection with this Agreement do not and will not (i) violate any Applicable Law, judgment, award, injunction, or similar legal restriction or the memorandum and articles of association, charter, by-laws, estatuto social or other organizational documents of the Obligors or any order of any Governmental Authority, (ii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material provision of any mortgage, indenture, contract, loan agreement, deed of trust, lease or other agreement binding on the Obligors or affecting any of its Property, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of its Property other than Permitted Liens.

Section 3.3. No Governmental Consents, etc. No authorization, license, permit or approval or other action by, and no notice to or filing with, any Person (including any Governmental Authority or any other third party) is necessary for the due execution and delivery by, performance by and the enforceability in accordance with its terms against, the Obligors of this Agreement or the consummation of the transactions contemplated hereby, that has not otherwise been obtained.

Section 3.4. No Material Adverse Effect. There has been no Material Adverse Effect since June 27, 2017.

Section 3.5. No Default. No Default has occurred and is continuing as of the Effective Date, other than the Existing Events of Default specifically being waived pursuant to Section 2.1 above.

Section 3.6. Outstanding Scotiabank Peru Loans. As of the date of this Agreement, the principal outstanding amount under the Scotia Loan Agreement equals $43,130,000 (forty three million one hundred and thirty thousand Dollars) and Soles 0 (zero Soles) (the “Outstanding Scotiabank Peru Loans”).

Section 3.7. Chubb Facility. No default or event of default has occurred and is continuing under the Chubb Facility.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Notices. All notices, requests and other communications to any party hereto shall be given or served in the manner contemplated in Section 9.01 of the Loan Agreement.

Section 4.2. Loan Document. On the Effective Date, this Agreement shall for all purposes be deemed to be a Loan Document under the Loan Agreement.

Section 4.3. No Waiver. This Agreement shall not constitute an amendment, supplement or waiver of any provision of the Loan Agreement not expressly referred to herein and shall not be construed as an amendment, supplement, waiver or consent to any action on the part of any party hereto that would require an amendment, supplement, waiver or consent of the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Loan Agreement are and shall remain in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein shall continue to secure the payment of all obligations of the Borrower under the Loan Documents. No failure or delay on the part of the Lenders in the exercise of any power, right or privilege hereunder or under any Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the Loan Documents are cumulative to, and not exclusive of, any rights or remedies available at equity or law. Nothing in this Agreement shall constitute a novation of the Borrowers’ obligations under the Loan Agreement or any other Loan Document.

Section 4.4. Consent and Agreement. Viva, as settlor (fideicomitente) of the Almonte Trust Agreement as amended by the Addenda to the Almonte Trust Agreement (the “Trust Agreement”), hereby consents to this Agreement and hereby confirms and agrees that (a) notwithstanding the effectiveness of this Agreement, the Trust Agreement to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the Effective Date, each reference in the Addenda to the Almonte Trust Agreement to the “Loan Documents” (Documentos del Financiamiento BL), “thereunder”, “thereof” or words of like import shall mean and be a reference to the Loan Documents, including this Agreement, and (b) the Trust Agreement to which Viva is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the obligations under the Loan Documents.

Section 4.5. Amendment. This Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 4.6. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and permitted assigns of the parties hereto.

Section 4.7. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 4.8. Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The parties hereby agree that Sections 9.10 (b), (c), (d), (e), 9.11 and 9.13 (Jurisdiction, Consent to Service of Process, Waiver of Jury of Trial, Etc.) of the Loan Agreement shall apply to this Agreement mutatis mutandis.

Section 4.9. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by e-mail in portable document format (.pdf) or facsimile (with acknowledgment of receipt) will be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Yours truly,

GRAÑA Y MONTERO S.A.A.,
as Borrower

By:	/s/ Luis Diaz
Luis Díaz
Chief Executive Officer

By:	/s/ Mónica Miloslavich
Mónica Miloslavich
Chief Financial Officer

[Signature Page to Waiver and Amendment]

NATIXIS, NEW YORK BRANCH, as Administrative Agent

By:	/s/Urs B. Fischer
Urs B. Fischer
Executive Director

By:	/s/Wendy Wang
Wendy Wang
Vice President

[Signature Page to Waiver and Amendment]

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/Mark A. Harrington
Mark A. Harrington
Managing Director

By:	/s/Jovica Ivetic
Jovica Ivetic
Director

[Signature Page to Waiver and Amendment]

BANCO BILBAO VIZCAYA ARGENTARIA S.A., as a Lender

By:	/s/Jesús Muñoz
Name: Jesús Muñoz
Title:

By:	/s/ Antonio Escudero
Name: Antonio Escudero
Title:

[Signature Page to Waiver and Amendment]

SUMITOMO MITSUI BANKING CORPORATION,

By:	/s/ Koichi Nunami
Koichi Nunami
Managing Director

[Signature Page to Waiver and Amendment]

VIVA GYM S.A.,
as settlor (fideicommitente) of the Almonte Trust Agreement, as amended by the Addenda to the Almonte Trust Agreement

By:	/s/ Luis Díaz
Name: Luis Díaz
Title: Attorney in fact

By:	/s/ Rolando Ponce
Name: Rolando Ponce
Title:

[Signature Page to Waiver and Amendment]

CAM HOLDING S.P.A.

By:	/s/ Juan Antonio Rodríguez Canales
Name: Juan Antonio Rodríguez Canales
Title: CEO

By:	/s/ Mónica Miloslavich
Name:
Title:

[Signature Page to Waiver and Amendment]

EXHIBIT A

[FORM OF] OFFICER’S CERTIFICATE

GRAÑA Y MONTERO S.A.A.

[•], 2018

Reference is made to that certain Loan Agreement dated as of June 27, 2017 (the “Loan Agreement”), among GRAÑA Y MONTERO S.A.A., a sociedad anónima abierta organized and existing under the laws of Peru (the “Borrower”), the banks and other financial institutions listed on the signature pages thereof under the caption “Lenders” (together with each other Person that becomes a Lender pursuant to Section 9.05 of the Loan Agreement or otherwise in accordance with the provisions of the Loan Agreement, collectively, the “Lenders”), and NATIXIS, NEW YORK BRANCH, individually as a Lender, and as the administrative agent for the Lenders (in such latter capacity together with any other Person that becomes Administrative Agent pursuant to Section 8.08 of the Loan Agreement, the “Administrative Agent”) and to that certain waiver and amendment to the Loan Agreement dated March 26, 2018 (the “Waiver”), among, the Borrower, the Administrative Agent, the Required Lenders, Viva and CAM Holding S.p.A.

Pursuant to Section 1.3 of the Waiver, the Borrower hereby certifies that, as of the date hereof, Schedule A hereto includes all Indebtedness of the Borrower with an aggregate outstanding principal amount of at least $10,000,000 (or its equivalent in any other currency) and all Indebtedness of the Subsidiaries of the Borrower with an aggregate outstanding principal amount of at least $20,000,000 (or its equivalent in any other currency) and that the information provided therein with respect to each such Indebtedness is true, correct and complete.

IN WITNESS WHEREOF, the undersigned authorized officer has executed this Officer’s Certificate as of the date first above written.

Yours truly,

GRAÑA Y MONTERO S.A.A., as Borrower

By:
Name:
Title:

Schedule A

Information of Indebtedness

Description of Indebtedness	Date	Borrower	Lender(s) / Administrative Agent	Principal Amount Outstanding	Amortization Schedule[1]	Maturity Date	Guarantees / Collateral[2]	Comments[3]
[•]	[•]	[•]	[•]	[•]	[•]	[•]		[•]

1 NTD: Including, amortizations by the way of covenants or events of default.

2 NTD: Guarantees / Collateral pledged in benefits of lenders

3 NTD: To include comments on repayments (source of repayments) / extensions, etc.